SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 2, 2004

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-03506	93-0432081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Peachtree Street, N.E., Atlanta, Georgia	30303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 652-4000

Item	5. Other Events and Required FD Disclosure.

On July 2, 2004, the registrant entered into a Credit Agreement, by and among the registrant, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other L/C Issuers party thereto, the other Lenders party thereto, Citibank, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, Banc of America Securities LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers. The Credit Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by this reference.

Attached hereto as Exhibit 99.1 is a news release issued by the registrant on July 6, 2004, which news release is incorporated herein by this reference.

Item	7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Credit Agreement, dated as of July 2, 2004, by and among Georgia-Pacific Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other L/C Issuers party thereto, the other Lenders party thereto, Citibank, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, Banc of America Securities LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers.

99.1	News release issued by Georgia-Pacific Corporation on July 6, 2004 regarding its completion of a new, unsecured credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2004

GEORGIA-PACIFIC CORPORATION

By:	/s/ KENNETH F. KHOURY
Name:	Kenneth F. Khoury
Title:	Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

10.1	Credit Agreement, dated as of July 2, 2004, by and among Georgia-Pacific Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other L/C Issuers party thereto, the other Lenders party thereto, Citibank, N.A. and JPMorgan Chase Bank, as Co-Syndication Agents, Banc of America Securities LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers.

99.1	News release issued by Georgia-Pacific Corporation on July 6, 2004 regarding its completion of a new, unsecured credit facility.